Exhibit 99.1 NEWS RELEASE Contact: Lauren Dresnick, New Venture Communications Phone Number: 650-343-2735 Email: ldresnick@newventurecom.com

GLOBALSCAPE® ANNOUNCES NEW CAPABILITIES FOR ITS ENTERPRISE MANAGED FILE TRANSFER SOLUTION

Enhanced File Transfer Server® Release
Includes New Security, Visibility, and Workflow Features

SAN ANTONIO, Texas-March 30, 2011-GlobalSCAPE, Inc. (NYSE Amex: GSB), a leading developer of secure information exchange solutions, today announced new capabilities for its award winning managed file transfer (MFT) solution, Enhanced File Transfer Server® (EFT Server). This new version of EFT Server brings additional security and visibility features, along with improved workflow tools, to both enterprise and SMB customers.

EFT Server helps thousands of companies and organizations efficiently and securely exchange business data with customers and partners, and to comply with strict regulatory and security mandates. With this new release of EFT Server, GlobalSCAPE provides companies with industry-leading two-factor authentication required for regulatory restrictions on data access. Two-factor authentication allows companies to maintain strict control over remote access to their networks and resources.

GlobalSCAPE also added real-time visibility into all ongoing file transfers passing through EFT Server, ensuring that data is monitored, audited, and reported over the entire lifecycle of the file transfer process. By allowing organizations to use monitoring tools to gain visibility into transactions, GlobalSCAPE has made it easy to identify the processes, systems, and people affecting and being affected by file transfers.

Another upgrade to this EFT Server release includes integration with Microsoft® SharePoint® Server. Many organizations use SharePoint to collaborate between employees located on the same network; however granting SharePoint access to external users can present numerous obstacles. With EFT Server and the Advanced Workflow Engine (AWE) module, organizations can leverage a new SharePoint integration feature to give their business partners convenient access to their SharePoint environment. This simplifies the check-in and check-out process for remote partners, and ensures that the entire process is transparent to an organization's business partners.

Other key features and benefits of this new version of EFT Server include:

  Additional security enhancements at every security boundary, including password reset and username recovery, single sign on, and form-based login
  Improved world-wide scalability with UTF-8 encoding, which allows seamless processing of international file names
  Enhanced user experience for browser-based access and simplified corporate branding and customization

"Companies are looking for ways to improve file transfer visibility, relating to internal and external exchange of data," said Thomas Skybakmoen, senior research analyst with Gartner, Inc. "It is essential that any company considering a managed file transfer (MFT) solution looks to leading vendors that provide real-time monitoring and visibility capabilities."

"With the new EFT Server release, we have continued our governance focus by adding features that improve visibility and insight into transactions and workflows," said Robert Oslin, product manager for EFT Server. "We have also made significant investments in the areas of security, usability, and performance, demonstrating our commitment to providing best-of-breed MFT software and services that can meet the most demanding enterprise requirements."

EFT Server, GlobalSCAPE's leading enterprise-level, secure FTP server, allows companies to securely connect with partners and customers using robust security architecture. EFT Server helps companies ensure that data exchange occurs only with approved entities, and that data confidentiality and integrity are preserved during transport and storage. EFT Server's modular suite allows customers to purchase the functionality they need, with the option of adding more advanced features as their needs grow.

This new version of EFT Server is available immediately. For more information about this product and flexible pricing options, please visit www.globalscape.com.

About GlobalSCAPE

GlobalSCAPE, Inc. (NYSE Amex: GSB), headquartered in San Antonio, Texas, is a global solutions provider that equips organizations to securely exchange sensitive information and files across multiple locations and with customers and partners. Since the release of CuteFTP in 1996, GlobalSCAPE's solutions have continued to evolve to meet the business and technology needs of an increasingly interconnected global marketplace. Serving a customer base that spans more than 150 countries and includes the majority of Fortune 100 companies, GlobalSCAPE's primary focus is providing customers with intuitive and efficient managed file transfer (MFT) solutions while also ensuring end-to-end security. For more information, visit www.globalscape.com or follow our blog and Twitter updates.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company's Annual Report on Form 10-K for the 2010 calendar year, filed with the Securities and Exchange Commission on March 29, 2011.